Exhibit 13.1

CERTIFICATION

Pursuant to the requirement set forth in Rule 13a-14(b) of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Jeremy Levin, Chief Executive Officer of Opthea Limited (the “Company”), and Thomas Reilly, Chief Financial Officer of the Company, each hereby certifies that, to the best of his or her knowledge:

1.
The Company’s Annual Report on Form 20-F for the fiscal year ended June 30, 2025, to which this Certification is attached as Exhibit 13.1 (the “Annual Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act; and
2.
The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: September 15, 2025

In Witness Whereof, the undersigned have set their hands hereto as of the 15th of September, 2025.

/s/ Jeremy Levin	/s/ Thomas Reilly
Jeremy Levin	Thomas Reilly
Chief Executive Officer	Chief Financial Officer
(Principal Executive Officer)	(Principal Financial Officer)

This certification accompanies the Form 20-F to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of Opthea Limited under the Securities Act of 1933, as amend, or the Exchange Act (whether made before or after the date of the Form 20-F), respective of any general incorporation language contained in such filing.